Exhibit 99.1

Contact: Michael Powell

Vice President, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

THIRD QUARTER 2008 FINANCIAL RESULTS

THIRD QUARTER 2008 HIGHLIGHTS

•	Rental and management revenue increased 10.0% to $394.4 million

•	Adjusted EBITDA increased 11.6% to $277.5 million

•	Cash provided by operating activities was $227.2 million

Boston, Massachusetts – November 3, 2008: American Tower Corporation (NYSE: AMT) today reported financial results for the third quarter ended September 30, 2008.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “Our company’s strong growth in tower revenue and Adjusted EBITDA, as demonstrated by our third quarter results, expectations for the remainder of 2008 and outlook for 2009, reflects our continued confidence in the stability and growth prospects of our business.”

“For the full year 2008, we anticipate tower revenue and Adjusted EBITDA to increase approximately 10% and 14%, respectively, excluding the impacts of foreign currency fluctuations and straight-line revenue and expense recognition. We also expect strong core growth from our operations in 2009, based on our customers’ continued investment in their wireless networks. Accordingly, our outlook for 2009 represents an increase in tower revenue and Adjusted EBITDA of approximately 10% and 11%, respectively, excluding the impacts of foreign currency fluctuations, straight-line revenue and expense recognition and any potential benefits from a widespread WiMAX network build out.”

“Moreover, even in the face of uncertain credit markets, we have maintained our solid financial position, one which differentiates our company from industry peers. Our significant free cash flow generation, relatively low financial leverage and absence of near term refinancing requirements make American Tower the most resilient and financially flexible company in the tower industry. Our solid financial position, which includes over $600 million of liquidity, and very stable contractual revenue base provide a foundation for us to pursue exciting growth opportunities.”

Third Quarter 2008 Operating Highlights

American Tower generated the following operating results for the quarter ended September 30, 2008 (unless otherwise indicated, all comparative information is presented against the quarter ended September 30, 2007):

Total revenue increased 11.3% to $409.3 million and rental and management segment revenue increased 10.0% to $394.4 million. Rental and management segment revenue growth of 10.0% includes approximately 1.1% growth from favorable foreign currency fluctuations and a negative impact to growth of approximately 1.5% from straight-line revenue recognition. Rental and Management Segment Gross Margin increased 9.3% to $304.3 million, and network development services segment revenue and Gross Margin increased to $14.9 million and $4.7 million, respectively. For the quarter ended September 30, 2007, rental and management segment revenue and Gross Margin included previously disclosed positive one-time items of approximately $4.3 million and $7.2 million, respectively.

Total selling, general, administrative and development expense was $44.7 million. The Company’s selling, general, administrative and development expense for the quarter includes $13.2 million of stock-based compensation expense and $2.1 million of international business development expense. Adjusted EBITDA increased 11.6% to $277.5 million and Adjusted EBITDA Margin was 68%. Adjusted EBITDA growth of 11.6% includes approximately 0.9% growth from favorable foreign currency fluctuations and a negative impact to growth of approximately 2.5% from straight-line revenue and expense recognition.

Operating income was $154.4 million and net income was $60.5 million, which includes approximately $30.4 million pre-tax and $19.1 million, net of tax, respectively, related to the Company’s previously disclosed change in useful life estimates for its towers and certain related intangible assets. Net income per basic and diluted common share was $0.15.

Free Cash Flow was $159.3 million, consisting of $227.2 million of cash provided by operating activities, less $67.9 million of payments for purchase of property and equipment and construction activities, including $57.4 million of capital spending on the construction of new towers, the installation of in-building systems and ground lease purchases, as well as capital for the redevelopment of existing sites to meet additional tenant demand. During the quarter ended September 30, 2008, the Company completed the construction of 223 sites, which includes the completion of the Company’s first 52 towers in India. In addition, the Company spent approximately $11.4 million on ground lease purchases, which is included in payments for purchase of property and equipment and construction activities.

Please refer to Non-GAAP and Defined Financial Measures on page 4 for definitions of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information on pages 9 through 13.

Stock Repurchase Program

During the quarter ended September 30, 2008, the Company repurchased a total of approximately 8.3 million shares of its Class A common stock for approximately $331.8 million. As of October 24, 2008 the Company had repurchased approximately $484.0 million under its $1.5 billion share repurchase program announced in March 2008, which includes the repurchase of approximately 1.0 million shares of its Class A common stock for approximately $30.1 million, during the period October 1, 2008 to October 24, 2008. Pursuant to its publicly announced stock repurchase programs, the Company has repurchased an aggregate of 69.3 million shares of its Class A common stock for approximately $2.7 billion since November 2005. The Company remains committed to its stock repurchase program, but expects that it may adjust the pacing of the program in response to general market conditions and other relevant factors.

Full Year 2008 and 2009 Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of November 3, 2008. Actual results may differ materially from these estimates as a result of various factors, and we refer you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. In particular, we note that if the recent volatility in foreign currency markets continues, specifically with respect to the Mexican Peso and Brazilian Real, actual results for 2009 could differ materially from the estimates set forth below. Our operations in Mexico and Brazil comprised approximately 10% and 5%, respectively, of our rental and management segment revenues for the three months ended September 30, 2008.

The Company’s estimates, for the full year 2009 assume that the Mexican Peso and Brazilian Real will strengthen against the US Dollar over the course of 2009 (specific assumptions are set forth in footnote 7 to the outlook table below). If the average exchange rates for the full year 2009 varied by 10% from these assumptions, then the Company estimates that actual rental and management segment revenue and Adjusted EBITDA for the full year 2009 would vary either positively or negatively by approximately $17 million and $9 million, respectively, from what is included in the Company’s full year 2009 outlook.

($ in millions)	Full Year 2008			Full Year 2009
Rental and management segment revenue (1)	$1,545	to	$1,550	$1,640	to	$1,665
Rental and management segment gross margin (1)(2)	1,195	to	1,201	1,277	to	1,297
Network development services segment revenue	42	to	48	35	to	50
Network development services segment gross margin (2)	17	to	19	15	to	21
Adjusted EBITDA (1)(2)(3)	1,086	to	1,093	1,161	to	1,185
Depreciation, amortization and accretion	406	to	409	424	to	432
Interest expense (4)	257	to	254	260	to	250
Income from continuing operations	213	to	218	235	to	247
Cash provided by operating activities (5)	770	to	790	845	to	885
Payments for purchase of property and equipment and construction activities (6)	230	to	250	200	to	230

The following table reflects the estimated impact of foreign currency fluctuations and straight-line revenue and expense recognition on rental and management segment revenue and Adjusted EBITDA outlook:

Rental and management segment revenue growth components:	2008 Midpoint	2009 Midpoint
Core rental and management segment revenue growth	10.1%	9.6%
Estimated impact of foreign currency fluctuations (7)	0.3%	(1.1)%
Impact of non-cash straight-line revenue recognition	(1.9)%	(1.7)%

Total rental and management segment revenue growth	8.5%	6.8%

Adjusted EBITDA growth components:	2008 Midpoint	2009 Midpoint
Core Adjusted EBITDA growth	13.7%	10.6%
Estimated impact of foreign currency fluctuations (7)	0.4%	(0.9)%
Net impact of non-cash straight-line revenue and expense recognition	(2.8)%	(2.0)%

Total Adjusted EBITDA growth	11.3%	7.7%

(1)	Outlook for rental and management segment revenue includes an estimated decrease in non-cash straight-line revenues of approximately $20 million in 2008 from the full year 2007 and $22 million in 2009 from the full year 2008. (For additional information on straight-line revenues, we refer you to the information contained in the section entitled “Revenue Recognition” of note 1 “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements of our Form 10-K for the year ended December 31, 2007.)
(2)	See Non-GAAP and Defined Financial Measures below.
(3)	Outlook for Adjusted EBITDA for 2008 and 2009 does not include (a) any estimate of future costs associated with the legal and governmental proceedings related to the review of the Company’s historical stock option granting practices; (b) $56 million to $58 million of stock-based compensation expense; and includes (c) $10 million of international business development expense.
(4)	Outlook for interest expense does not reflect any future borrowings or repayments under the Company’s existing senior unsecured revolving credit facility or convertible note conversions subsequent to November 3, 2008.
(5)	Outlook for cash provided by operating activities reflects the payment of approximately $12 million and $10 million to prepay long-term ground leases, as part of the Company’s land management program, for the full year 2008 and 2009, respectively.
(6)	2008 outlook for capital expenditures includes costs for the construction of approximately 650 new sites and approximately $40 million to $44 million of ground lease purchases. 2009 outlook for capital expenditures includes costs for the construction of approximately 700 to 900 new sites and approximately $25 million to $30 million of ground lease purchases.
(7)	2008 outlook assumes the following average foreign exchange rates for the remainder of 2008: (a) 12.85 Mexican Pesos to 1.00 US Dollar; (b) 2.11 Brazilian Reals to 1.00 US Dollar. 2009 outlook assumes the following average foreign exchange rates for the full year 2009: (a) 12.00 Mexican Pesos to 1.00 US Dollar and (b) 2.00 Brazilian Reals to 1.00 US Dollar. The foreign currency rate forecasts for 2009 assume that the Mexican Peso and the Brazilian Real will strengthen against the US Dollar. The actual impact of foreign currency fluctuations may differ materially from these estimates.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its third quarter 2008 financial results and the Company’s outlook for the full year 2008 and 2009. The conference call dial-in numbers are as follows:

US/Canada dial-in: (877) 235-9047

International dial-in: (706) 645-9644

Passcode: 69778631

A replay of the call will be available from 11:30 a.m. ET November 3, 2008 until 11:59 p.m. ET November 17, 2008. The replay dial-in numbers are as follows:

US/Canada dial-in: (800) 642-1687

International dial-in: (706) 645-9291

Passcode: 69778631

American Tower will also sponsor a live simulcast of the call on its website, www.americantower.com. When available, a replay of the call will be available on the Company’s website.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower owns and operates over 23,000 sites in the United States, Mexico, Brazil and India. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. American Tower defines Rental and Management Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments and net loss (gain) on sale of long-lived assets, stock-based compensation expense, corporate expenses, rental and management segment overhead, network development services segment overhead, network development services segment operating expenses, network development services segment revenue, plus interest income, TV Azteca, net. American Tower defines Network Development Services Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments and net loss (gain) on sale of long-lived assets, stock-based compensation expense, corporate expenses, network development services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. American Tower defines Adjusted EBITDA as operating income before depreciation, amortization and accretion, impairments and net loss (gain) on sale of long-lived assets, and stock-based compensation expense, plus interest income, TV Azteca, net. American Tower defines Adjusted EBITDA Margin as a percentage of Adjusted EBITDA over total revenue. American Tower defines Free Cash Flow as cash provided by operating activities less payments for purchase of property and equipment and construction activities. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Notwithstanding the foregoing, the Company’s measures of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2008 and 2009 outlook, our stock repurchase programs and our international business development initiatives. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (3) substantial leverage and debt service obligations may adversely affect us; (4) restrictive covenants in the loan agreement for our Revolving Credit Facility and Term Loan, the indentures governing our debt securities, and the loan agreement related to our securitization transaction could adversely affect our business by limiting flexibility; (5) we have identified a material weakness in our internal control over financial reporting related to accounting for income taxes that, until remediated, could result in a material misstatement in our financial statements; (6) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, or we are unable to utilize our net operating losses; (7) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the credit worthiness of its tenants; (8) our foreign operations are subject to economic, political, and other risks that could adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (9) a substantial portion of our revenue is derived from a small number of customers; (10) we anticipate that we may need additional financing to fund our stock repurchase programs, to refinance our existing indebtedness and to fund future growth and expansion initiatives; (11) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (12) we could have liability under environmental laws; (13) our business is subject to governmental regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (14) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (15) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (16) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (17) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (18) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these risks are substantiated; (19) our historical stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability; and (20) pending civil litigation relating to our historical stock option granting practices exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended June 30, 2008 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$66,235	$33,123
Restricted cash	50,827	53,684
Short-term investments and available-for-sale securities	8,013	7,224
Accounts receivable, net of allowances	46,146	40,316
Prepaid and other current assets	62,407	71,264
Deferred income taxes	40,055	40,063

Total current assets	273,683	245,674

Property and equipment, net	3,014,079	3,045,186
Goodwill	2,188,530	2,188,312
Other intangible assets, net	1,598,604	1,686,434
Deferred income taxes	487,916	479,854
Notes receivable and other long-term assets	567,124	484,997

Total	$8,129,936	$8,130,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$149,029	$175,464
Accrued interest	49,054	33,702
Current portion of long-term obligations	1,789	1,817
Unearned revenue	109,631	106,395

Total current liabilities	309,503	317,378

Long-term obligations	4,428,574	4,283,467
Other long-term liabilities	548,630	504,178

Total liabilities	5,286,707	5,105,023

Minority interest in subsidiaries	3,187	3,342

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,607	4,527
Additional paid-in capital	7,945,411	7,772,382
Accumulated deficit	(2,441,966)	(2,703,373)
Accumulated other comprehensive loss	(1,027)	(3,626)
Treasury stock	(2,666,983)	(2,047,818)

Total stockholders’ equity	2,840,042	3,022,092

Total	$8,129,936	$8,130,457

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
REVENUES:
Rental and management	$394,396	$358,623	$1,152,722	$1,055,427
Network development services	14,872	8,962	32,458	23,055

Total operating revenues	409,268	367,585	1,185,180	1,078,482

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	93,696	83,936	272,579	253,607
Network development services	10,161	4,841	18,710	12,495
Depreciation, amortization and accretion	104,389	131,484	301,158	393,315
Selling, general, administrative and development expense (1)	44,719	49,030	135,412	139,736
Impairments, net loss (gain) on sale of long-lived assets	1,936	(197)	3,308	1,432

Total operating expenses	254,901	269,094	731,167	800,585

OPERATING INCOME	154,367	98,491	454,013	277,897

OTHER INCOME (EXPENSE)
Interest income, TV Azteca, net	3,586	3,584	10,711	10,666
Interest income	1,017	2,345	2,959	9,186
Interest expense	(63,546)	(59,919)	(191,568)	(171,577)
Loss on retirement of long-term obligations	(959)	(108)	(1,195)	(33,168)
Other income (expense)	1,059	1,341	(1,045)	18,213

Total other expense	(58,843)	(52,757)	(180,138)	(166,680)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME ON EQUITY METHOD INVESTMENTS	95,524	45,734	273,875	111,217

Income tax (provision) benefit	(34,918)	14,483	(120,254)	(17,714)
Minority interest in net earnings of subsidiaries	(95)	(80)	(266)	(264)
Income on equity method investments	5	2	18	10

INCOME FROM CONTINUING OPERATIONS	60,516	60,139	153,373	93,249
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET	(50)	(511)	108,034	(31,384)

NET INCOME	$60,466	$59,628	$261,407	$61,865

NET INCOME (LOSS) PER COMMON SHARE AMOUNTS:
BASIC:
Income from continuing operations	$0.15	$0.15	$0.39	$0.22
Income (loss) from discontinued operations	—	—	0.27	(0.07)

Net income	$0.15	$0.15	$0.66	$0.15

DILUTED:
Income from continuing operations	$0.15	$0.14	$0.36	$0.22
Income (loss) from discontinued operations	—	—	0.26	(0.07)

Net income	$0.15	$0.14	$0.62	$0.15

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	393,567	410,071	396,187	416,418

DILUTED	416,541	418,012	421,703	426,430

(1)	Selling, general, administrative and development expense includes $13,249 and $15,266 of stock-based compensation expense for the three months ended September 30, 2008 and September 30, 2007, respectively, and $43,111 and $43,480 of stock-based compensation expense for the nine months ended September 30, 2008 and September 30, 2007, respectively.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Nine Months Ended September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$261,407	$61,865
Stock-based compensation expense	43,111	43,480
Depreciation, amortization and accretion	301,158	393,315
Deferred income taxes related to discontinued operations	(104,966)	332
Other non-cash items reflected in statements of operations	112,299	84,091
Increase in net deferred rent asset	(16,651)	(32,107)
Increase in restricted cash	(1,008)	(34,968)
(Increase) decrease in assets	(15,489)	41,191
Increase in liabilities	6,465	6,602

Cash provided by operating activities	586,326	563,801

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(165,194)	(106,966)
Payments for acquisitions	(32,633)	(20,694)
Proceeds from sale of available-for-sale securities and other long term assets	4,517	20,068
Deposits, restricted cash and investments	1,843	(9,774)

Cash used for investing activities	(191,467)	(117,366)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Certificates in securitization transaction	—	1,750,000
Borrowings under credit facilities	525,000	1,900,000
Repayments of notes payable, credit facilities and capital leases	(326,929)	(3,111,766)
Purchases of Class A common stock	(631,901)	(1,252,702)
Proceeds from stock options, warrants and stock purchase plan	75,910	110,415
Deferred financing costs and other financing activities	(3,827)	(40,911)

Cash used for financing activities	(361,747)	(644,964)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	33,112	(198,529)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	33,123	281,264

CASH AND CASH EQUIVALENTS, END OF PERIOD	$66,235	$82,735

CASH PAID FOR INCOME TAXES	$27,442	$20,042

CASH PAID FOR INTEREST	$168,815	$170,996

UNAUDITED SELECTED FINANCIAL INFORMATION (In thousands, except where noted)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion:
	September 30, 2008	As Adjusted (1)
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000	$1,750,000
Senior Unsecured Revolving Credit Facility	700,000	750,000
Senior Unsecured Term Loan	325,000	325,000
7.500% Senior Notes due 2012	225,000	225,000
7.125% Senior Notes due 2012	501,212	501,212
7.000% Senior Notes due 2017	500,000	500,000
5.000% Convertible Notes due 2010	59,683	59,683
3.000% Convertible Notes due 2012	308,927	184,372
7.250% Senior Subordinated Notes due 2011	288	288
Other debt, including capital leases	60,253	60,253

Total debt	$4,430,363	$4,355,808

Cash and cash equivalents	66,235

Net debt (Total debt less cash and cash equivalents)	$4,364,128

(1)	Long-term obligations as adjusted reflects the following transactions that occurred in October 2008: (a) the Company drew down approximately $50.0 million under its Unsecured Revolving Credit Facility; and (b) holders of approximately $124.6 million principal amount of the Company’s 3.000% Convertible Notes due 2012 converted their notes into 6.1 million shares of the Company’s Class A common stock. In connection with the conversions, the Company paid the noteholders approximately $3.1 million calculated based on the discounted value of future interest payments on the notes.

Share count rollforward (In millions of shares):
Total shares outstanding, as of June 30, 2008	396.2
Shares repurchased	(8.3)
Shares issued – conversions of convertible notes and warrant exercises	2.4
Shares issued – employee stock purchase plan and option exercises	1.7

Total shares outstanding, as of September 30, 2008	392.0

Aggregate potential dilutive shares from other securities (In millions of shares):
Convertible notes (1)	15.1
Vested restricted stock units and exercisable stock options with an average exercise price of $27.02 per share (2)	5.9
Warrants (3)	1.8

Potential dilution, as of September 30, 2008	22.8

(1)	Includes (a) 15.1 million shares related to the Company’s 3.0% Convertible Notes due 2012 which are convertible at $20.50 per share, of which 6.1 million shares were issued subsequent to the end of the third quarter in connection with the convertible note conversions described above; and excludes (b) 1.2 million shares related to the Company’s 5.0% Convertible Notes due 2010 which are convertible at $51.50 per share.
(2)	Excludes (a) 7.9 million of unvested options; and (b) 1.1 million of unvested restricted stock units outstanding as of September 30, 2008.
(3)	Reflects shares issuable on exercise of warrants with an effective exercise price of $4.48 per share.

UNAUDITED SELECTED FINANCIAL INFORMATION, CONTINUED (In thousands, except where noted)

SELECTED INCOME STATEMENT DETAIL:

The following table reflects the estimated impact of foreign currency fluctuations and straight-line revenue and expense recognition on rental and management segment revenue and Adjusted EBITDA:

Three Months Ended September 30, 2008
Rental and management segment revenue growth components:
Core rental and management segment revenue growth	10.4%
Estimated impact of foreign currency fluctuations	1.1%
Impact of straight-line revenue recognition	(1.5)%

Total rental and management segment revenue growth	10.0%

Adjusted EBITDA growth components:
Core Adjusted EBITDA growth	13.2%
Estimated impact of foreign currency fluctuations	0.9%
Net impact of straight-line revenue and expense recognition	(2.5)%

Total Adjusted EBITDA growth	11.6%

Rental and management segment straight-line revenue and expense:

In accordance with GAAP, the Company recognizes rental and management segment revenue and expense related to non-cancelable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized and cash collected per customer lease, and expense incurred and cash paid per ground lease may differ materially. Additional information regarding straight-line accounting can be found in our Form 10-K for the year ended December 31, 2007. A summary of rental and management segment straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Rental and management segment straight-line revenue	$12,264	$15,980	$38,406	$51,635
Rental and management segment straight-line expense	7,469	6,258	21,755	19,528

Selling, general, administrative and development expense:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Rental and management segment overhead	$17,514	$15,885	$49,991	$48,847
Network development services segment overhead	869	871	3,060	2,674
Corporate expenses (1)(2)	10,952	16,291	32,659	41,346
International business development expenses	2,135	717	6,591	3,389
Stock–based compensation expense	13,249	15,266	43,111	43,480

Total	$44,719	$49,030	$135,412	$139,736

(1)	Includes costs related to the review of the Company’s historical stock option granting practices, related legal and governmental proceedings and other related costs for the three months ended September 30, 2008 and September 30, 2007 of $(108) and $6,052, respectively, and for the nine months ended September 30, 2008 and September 30, 2007 of $1,051 and $10,599, respectively.
(2)	Includes a one-time reduction of approximately $3,062 for the nine months ended September 30, 2008.

UNAUDITED SELECTED FINANCIAL INFORMATION, CONTINUED (In thousands, except where noted)

Interest expense detail:
	Three Months Ended September 30,
	2008	2007
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$24,535	$24,575
Senior Unsecured Revolving Credit Facility and Term Loan	9,284	16,121
7.500% Senior Notes due 2012	4,219	4,219
7.125% Senior Notes due 2012	8,575	8,580
7.000% Senior Notes due 2017	8,750	—
5.000% Convertible Notes due 2010	746	746
3.250% Convertible Notes due 2010	13	283
3.000% Convertible Notes due 2012	2,610	2,610
Other debt, including capital leases, interest rate swap agreements and deferred financing costs	4,814	2,785

Total	$63,546	$59,919

SELECTED CASH FLOW DETAIL:

Payments for purchase of property and equipment and construction activities:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Discretionary – new tower build and in-building installation	$29,088	$8,547	$49,024	$20,036
Discretionary – ground lease purchases	11,448	10,628	30,868	30,956
Redevelopment	16,856	8,704	57,053	24,218
Capital improvements	9,087	8,303	23,954	22,040
Corporate	1,397	3,198	4,295	9,716

Total	$67,876	$39,380	$165,194	$106,966

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Three Months Ended September 30, 2008	Wireless	Broadcast	In-building	Total
Beginning balance, July 1, 2008	22,561	414	159	23,134
New construction	219	—	4	223
Acquisitions	5	—	—	5
Adjustments/Reductions	(4)	—	—	(4)

Ending balance, September 30, 2008	22,781	414	163	23,358

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES (In thousands, except where noted)

The reconciliation of net income to Adjusted EBITDA and the calculation of Rental and Management Segment Operating Profit, Rental and Management Gross Margin, Network Development Services Segment Operating Profit, Network Development Services Segment Gross Margin and Adjusted EBITDA Margin are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net income	$60,466	$59,628	$261,407	$61,865
Loss (income) from discontinued operations, net	50	511	(108,034)	31,384

Income from continuing operations	60,516	60,139	153,373	93,249

Interest expense	63,546	59,919	191,568	171,577
Interest income	(1,017)	(2,345)	(2,959)	(9,186)
Interest income, TV Azteca, net	(3,586)	(3,584)	(10,711)	(10,666)
Loss on retirement of long-term obligations	959	108	1,195	33,168
Income tax provision (benefit)	34,918	(14,483)	120,254	17,714
Minority interest in net earnings of subsidiaries	95	80	266	264
Income on equity method investments	(5)	(2)	(18)	(10)
Other (income) expense	(1,059)	(1,341)	1,045	(18,213)

Operating income	154,367	98,491	454,013	277,897

Depreciation, amortization and accretion	104,389	131,484	301,158	393,315
Impairments, net loss (gain) on sale of long-lived assets	1,936	(197)	3,308	1,432
Stock-based compensation expense	13,249	15,266	43,111	43,480
Plus: Interest income, TV Azteca, net	3,586	3,584	10,711	10,666

Adjusted EBITDA	$277,527	$248,628	$812,301	$726,790

Corporate expenses, excluding stock-based compensation expense	13,087	17,008	39,250	44,735
Network development services segment overhead	869	871	3,060	2,674
Network development services segment operating expenses	10,161	4,841	18,710	12,495
Network development services segment revenue	(14,872)	(8,962)	(32,458)	(23,055)

Rental and Management Segment Operating Profit	$286,772	$262,386	$840,863	$763,639

Rental and Management segment overhead	17,514	15,885	49,991	48,847

Rental and Management Segment Gross Margin	$304,286	$278,271	$890,854	$812,486

Adjusted EBITDA (from above)	$277,527	$248,628	$812,301	$726,790
Corporate expenses, excluding stock-based compensation expense	13,087	17,008	39,250	44,735
Rental and Management segment overhead	17,514	15,885	49,991	48,847
Rental and Management segment operating expenses	93,696	83,936	272,579	253,607
Interest income, TV Azteca, net	(3,586)	(3,584)	(10,711)	(10,666)
Rental and Management segment revenue	(394,396)	(358,623)	(1,152,722)	(1,055,427)

Network Development Services Segment Operating Profit	$3,842	$3,250	$10,688	$7,886

Network development services segment overhead	869	871	3,060	2,674

Network Development Services Segment Gross Margin	$4,711	$4,121	$13,748	$10,560

Adjusted EBITDA (from above)	$277,527	$248,628	$812,301	$726,790
Divided by total operating revenues	409,268	367,585	1,185,180	1,078,482

Adjusted EBITDA Margin	68%	68%	69%	67%

UNAUDITED CALCULATION OF DEFINED FINANCIAL MEASURES, CONTINUED (In thousands)

The calculation of Free Cash Flow is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Cash provided by operating activities (1)(2)	$227,193	$181,637	$586,326	$563,801
Payments for purchase of property and equipment and construction activities	(67,876)	(39,380)	(165,194)	(106,966)

Free Cash Flow	$159,317	$142,257	$421,132	$456,835

(1)	Cash provided by operating activities for the three and nine months ended September 30, 2008 includes $0.6 million and $9.7 million of long-term ground lease prepayments, respectively.
(2)	Cash provided by operating activities for the three months ended September 30, 2007 excludes a $13 million net increase in cash held in reserve accounts related to the Company’s securitization transaction, as these accounts were classified as restricted cash. For the nine months ended September 30, 2007, cash provided by operating activities includes approximately $80 million in proceeds received by the Company from its previously announced federal income tax refund related to the carry back of certain federal net operating losses and excludes a $35 million net increase in cash held in reserve accounts related to the Company’s securitization transaction, as these accounts were classified as restricted cash.

UNAUDITED RECONCILIATIONS OF OUTLOOK TO GAAP MEASURES (In millions)

The reconciliation of Income from continuing operations to Adjusted EBITDA outlook is as follows:

	2007	Full Year 2008			Full Year 2009
Income from continuing operations (1)	$93	$213	to	$218	$235	to	$247
Interest expense	236	257	to	254	260	to	250
Depreciation, amortization and accretion	523	406	to	409	424	to	432
Stock-based compensation expense	55	56	to	58	56	to	58
Other, including impairments and net loss on sale of long-lived assets, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax benefit (provision) and minority interest in net earnings of subsidiaries	72	154	to	154	186	to	198

Adjusted EBITDA	$979	$1,086	to	$1,093	$1,161	to	$1,185

(1)	The company has not reconciled Adjusted EBITDA Outlook to net income because it does not provide guidance for net income (loss) from discontinued operations, net, which is the reconciling item between income from continuing operations and net income. As items that impact income (loss) from discontinued operations are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

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